UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 18, 2024

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street

Mount Horeb, Wisconsin 53572

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2024, the Board of Directors of Duluth Holdings Inc. (the “Company”) appointed Heena Agrawal as Senior Vice President and Chief Financial Officer of the Company, effective February 12, 2024.

Ms. Agrawal, age 48, has served as the Chief Financial Officer, Global Wrangler and Global Kontoor Supply Chain of Kontoor Brands, Inc. since January 2023 and served as Chief Financial Officer, Global Wrangler of Kontoor Brands, Inc. since September 2021. Prior to that, Ms. Agrawal worked at Underwriters Laboratories as Global Segment Chief Financial Officer, Industrial Segment from February 2021 to September 2021 and as Global Division Chief Financial Officer, Connected Technology Appliances & Lighting from October 2019 to February 2021, as well as various leadership positions at Walgreens Boots Alliance from January 2012 to September 2019, most recently serving as Synergy Leader M&A Integration: Rite Aid from 2018 to September 2019 and at Procter & Gamble from 2001 to 2011. Ms. Agrawal earned an MBA from Indiana University, a Bachelor of Commerce, Accounting & Taxation from the Narsee Monjee College of Commerce & Economics in Bombay, India, and has certifications as a CPA (inactive) and CFA.

Since February 1, 2021, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Agrawal had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K. Ms. Agrawal is not related to any member of the Board of Directors of the Company or any executive officer of the Company.

In consideration of Ms. Agrawal’s employment with the Company, Ms. Agrawal will receive, among other things, the following as described in her offer letter:

•	An annualized base salary of $470,000;

•	Eligibility to participate in the Company’s Annual Incentive Plan;

•

An initial inducement award of restricted stock, with a grant date fair value of $470,000 with the number of shares to be determined on the closing market price on the first date of Ms. Agrawal’s employment, vesting (A) one half on the first day of her employment (the “First Tranche Shares”); provided however, that if she voluntarily terminates her employment, or is terminated for cause (i) prior to the 12-month anniversary of the date of grant, 100% of the First Tranche Shares shall be forfeited and canceled, automatically and for no consideration; (ii) on or after the 12-month anniversary of the date of grant and before the 24-month anniversary of the date of grant, 75% of the First Tranche Shares shall be forfeited and canceled, automatically and for no consideration; and (iii) on or after the 24-month anniversary of the date of grant and prior to the 36-month anniversary of the date of grant, 50% of the First Tranche Shares shall be forfeited and canceled, automatically and for no consideration; and (B) one half on the third anniversary of the first day of her employment; provided, however, she is still employed on the vesting date;

•	Eligibility to receive an annual award of restricted stock starting in fiscal 2025, subject to Compensation Committee approval and company performance;

•	Eligibility to participate in the Company’s healthcare and other benefit plans, and receipt of relocation benefits, including a lump sum relocation payment in the amount of $31,365; and

•	Participation in the Company’s Executive Change in Control Severance Plan and Executive General Severance Plan.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is attached as Exhibit 10.1 to this filing and incorporated herein by reference.

In connection with the initial inducement award of restricted stock, the Company intends to issue a press release in compliance with NASDAQ Listing Rule 5635(c)(4) following the grant of such award.

The Company’s press release announcing the hiring of Ms. Agrawal is also attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Michael Murphy served in the role of Interim Chief Financial Officer of the Company, since September 15, 2023, in addition to maintaining his duties as Vice President, Chief Accounting Officer of the Company. Effective February 12, 2024, Mr. Murphy will step down from his role as Interim Chief Financial Officer and will continue in his role as VP, Chief Accounting Officer and will assume responsibility for the Company’s treasury function, with his new title to be VP, Chief Accounting Officer and Treasury.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated January 17, 2024

99.1	Press Release dated January 23, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: January 23, 2024	By:	/s/ Samuel M. Sato
Samuel M. Sato President and Chief Executive Officer

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